MOTOR CLUB OF AMERICA
                                95 ROUTE 17 SOUTH
                            PARAMUS, NEW JERSEY 07653

                                     [LOGO]

                                  ------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 9, 1999
                                  ------------

To The Holders of Common Stock of Motor Club of America:

     Notice is Hereby Given that the Annual Meeting of Stockholders of Motor Club of America (the Company) will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey, on Wednesday, June 9, 1999, at 10:00 o'clock A.M. (New Jersey Time), for the following purposes:

            1. To elect eight (8) directors of the Company to hold office until the 2000 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified;

            2. To approve the 1999 Stock Option Plan;

            3. To amend Article FOURTH of the Restated and Amended Certificate of Incorporation of the Company to add 10,000,000 shares of undesignated preferred stock to the shares of capital stock the Company is authorized to issue; and

            4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 29, 1999, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the meeting.

     If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive no later than June 8, 1999. Any proxy not received by that date may arrive too late to be voted at the meeting.

                                        By Order of the Board of Directors


                                                Peter  K.  Barbano
                                                     Secretary

Dated:  Paramus,  New  Jersey
        May  6,  1999

                              MOTOR CLUB OF AMERICA
                                95 ROUTE 17 SOUTH
                            PARAMUS, NEW JERSEY 07653

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         Annual Meeting of Stockholders
                                  June 9, 1999
                                  ------------

     This statement is furnished in connection with the solicitation of proxies by the management of Motor Club of America for use at the 1999 Annual Meeting of Stockholders to be held on June 9, 1999, and at any and all adjournments thereof. The Board of Directors has selected the close of business on April 29, 1999 as the record date, for purposes of determining shareholders entitled to notice of, and entitled to vote at the Annual Meeting, and this proxy statement is being mailed to such shareholders on or about May 6, 1999. On the record date, there were 2,116,429 shares of Common Stock of the Company outstanding, all of the par value of $.50 per share and each entitled to one vote on any matter to be voted on at the meeting.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares represented thereby will be voted. The attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking the proxy; however, any such stockholder may vote in person by delivering written notice of revocation of the proxy to the Secretary of the Company prior to the exercise of the proxy.

Election  of  Directors

     At the meeting eight directors are to be elected to hold office until the 2000 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby for the election of the following nominees as directors of the Company. Each of the nominees is a member of the Board of Directors of the Company. The principal occupations of Messrs. Galatin, Fried, Lobeck, McWhorter, McWhorter, Jr. and Swanner for the last five years appear below; Messrs. Gilbert and Haveron devote substantially all of their business time to the affairs of the Company or one or more other companies in the Motor Club of America Group, and have been active in the business of one or more companies in the Motor Club of America Group for more than five years. Should any of these nominees be unable or unwilling to accept nomination or election for any presently unknown reason, it is the intention of the persons named in this proxy to vote for such other person or persons as the management of the Company may nominate.

                                                                                                     Common Stock of the
                                                                                                       Company  Owned
                                                                                                      Beneficially  at
                                                                                Years in Which        March  31,  1999
                                                                                    Nominee      ---------------------------
                                                                                  Has Served
                                                                                as Director of      Number
                                                                                 This Company         of          Percent
      Name and Age                    Principal Occupations                     (Inclusive)(A)   Shares(B)(C)  of Class (C)
-----------------------------  ---------------------------------------------   ----------------  ------------  -------------
Archer McWhorter, 77(D)        Chairman  of  the  Board  of   Directors   of          1986-1999       301,635         14.15
                               Companies in the Motor Club of America Group;
                               from 1995 to March 1997, Director of National
                               Car  Rental  Systems,   Inc.  and  affiliated
                               corporations,   a   car   rental   enterprise
                               ("NCR");   from   1995  to   February   1997,
                               one-third  owner of Santa Ana Holdings,  Inc.
                               ("Santa Ana"),  which exchanged its 90% stock
                               interest   in  NCR  for  stock  in   Republic
                               Industries,  Inc.  (now known as  AutoNation,
                               Inc.);  from February 1997 to February  1998,
                               consultant  of  NCR;  President  (to  January
                               1996) of Acceptance, Inc., a finance company

Stephen A. Gilbert, 60(E)      President  and  Chief  Executive  Officer  of          1984-1999        32,375          1.52
                               Companies in the Motor Club of America Group

Robert S. Fried, 69(E)         Retired Senior Vice President of Companies in          1956-1999         1,000           .05
                               The Motor Club of America Group

William E. Lobeck, Jr., 59     From  March  1997,  President  and COO of the          1986-1999       289,601         13.59
                               Automotive Rental Group of AutoNation,  Inc.;
                               from 1995 to May  1997,  CEO,  President  and
                               Director of NCR; from 1995 to February  1997,
                               one-third owner of Santa Ana, which exchanged
                               its 90%  stock  interest  in NCR for stock in
                               Republic  Industries,   Inc.  (now  known  as
                               AutoNation, Inc.);  President of The Numbered
                               Car Co., a car dealership

Alvin E. Swanner, 70           From  1995 to  March  1997,  Chairman  of the          1986-1999       301,634         14.15
                               Board  and  Director  of  NCR;  from 1995  to
                               February 1997,  one-third  owner of Santa Ana
                               which exchanged its 90% stock interest in NCR
                               for stock in Republic  Industries,  Inc. (now
                               known as  AutoNation,  Inc.);  from  February
                               1997 to  February  1998,  consultant  of NCR;
                               President  of  Swanner  &  Associates,  Inc.,
                               formerly a car rental  company;  President of
                               Chateau,  Inc., a golf and country club,  and
                               Chateau   Development   Company,    Inc.,   a
                               development  company;  President  of 135  St.
                               Charles, Inc., a hotel development company

Malcolm Galatin, 59            Professor of  Economics,  The City College of          1987-1999            --            --
                               The City University of New York

Patrick J. Haveron, 37 (E)     Executive Vice President and Chief  Financial          1994-1999        13,100           .61
                               Officer  of  Companies  in the Motor  Club of
                               America  Group;  Treasurer  of Motor  Club of
                               America   Insurance   Company  and  Preserver
                               Insurance Company

Archer McWhorter, Jr., 55 (D)  Associate Professor, University of Houston             1998,1999            --            --


     Following is stock ownership information of officers of the Company who are listed in the compensation tables that follow, but who are not included in the Director tabulations above.

                                                                                        Common Stock of the
                                                                                     Company Owned Beneficially
                                                                                         at March 31, 1999
                                                                                    ----------------------------
                                                                                     Number of       Percent
         Name                                             Title                     Shares (B)(C)  of Class (C)
-----------------------                       ------------------------------------  ------------  --------------
Myron Rogow, 56 ......................        Vice President--Underwriting               5,000           .23
Charles Pelosi, 54 ...................        Vice President--Information Services       8,500           .40
G. Bruce Patterson, 55 ...............        Vice President--Marketing                  8,500           .40
                                                and Administration

     Following is stock ownership information by persons known to the Company to be a beneficial owner of more than five percent of such stock.


       Name  and  Address
       ------------------
Archer McWhorter .......................................................               301,635         14.15
  1600 Smith Street
  Houston, Texas 77002

William E. Lobeck, Jr. .................................................               289,601         13.59
  110 S.E. 6th Street
  Fort Lauderdale, Florida 33301

Alvin E. Swanner .......................................................               301,634         14.15
  28 Chateau Haut Brion Street
  Kenner, Louisiana 70065

Heartland Advisors, Inc. ...............................................               172,900          8.11
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202

     Following is stock ownership information by all 13 directors and officers of the Company as a group.


     Title  of  Class
     ----------------
Motor Club of America Common Stock (par value $.50 per share) ..........               964,790         45.26

----------
(A) Includes years during any portion of which the nominee served as director.
(B) As reported to the Company by the named persons. The nature of beneficial ownership or shares shown in this Proxy Statement is sole voting and investment power, except Mr. Archer McWhorter's shares are owned by a family trust of which he is trustee, 2,000 of Mr. Lobeck's shares are owned by two trusts of which he is trustee, and the shares of Heartland Advisors, Inc. is based on a Schedule 13G dated January 28, 1999, which indicates sole dispositive power as to 172,900 shares but only sole voting power as to 26,900 of such shares.
(C) Includes stock options for Common Stock which are currently exercisable or exercisable within 60 days of March 31, 1999; for Mr. Gilbert 4,375 shares, for Mr. Haveron 3,750 shares, and for Messrs. Rogow, Pelosi and Patterson 1,250 shares each.
(D)     Archer  McWhorter  is  the  father  of  Archer  McWhorter,  Jr.
(E)     Member  of  Finance  Committee

     One of the Company's insurance subsidiaries, MCA Insurance Company (MCAIC) was declared insolvent on October 23, 1992 as a result of claims of Hurricane Andrew, which struck the South of Florida coast on August 24, 1992. The Company wrote off in 1992 its investment in MCAIC and its subsidiaries, Property-Casualty Company of MCA and Fairmount Central Urban Renewal Corporation. The directors and executive officers of the Company, with the exception of Malcolm Galatin and Archer McWhorter, Jr., were directors and executive officers of MCAIC.

Committees  of  the  Board

     The Executive Committee serves as a policy-making and supervisory body for all operations of the Company, has all the eligible powers of the Board of Directors between meetings of the Board and also acts as the nominating committee. Shareholders who wish to suggest nominees for director should write to the Secretary of the Company at 95 Route 17 South, Paramus, New Jersey 07653-0931, stating in detail the qualifications of such persons for consideration by the Committee.

     The   Compensation   and   Evaluation   Committee   administers   executive
compensation and bonus plans; it met one time during 1998.

     The Stock Option Plan Committee administers the 1987 and 1992 Stock Option Plans and met two times during 1998.

     The Executive and Stock Option Plan Committees are comprised of Archer McWhorter, William E. Lobeck, Jr. and Alvin E. Swanner. The Compensation and Evaluation Committee is comprised of William E. Lobeck, Jr. and Alvin E. Swanner.

     The Audit Committee, which is comprised of Malcolm Galatin and Robert S. Fried, assesses the Company's risk of fraudulent financial reporting and management's program to monitor compliance with the code of corporate conduct, participates in the recommendation of independent public accountants and reviews the audit plans of the internal auditor and independent public accountants. The Audit Committee met three times during 1998.

     The  Board  of  Directors of the Company met on five occasions during 1998.

     During 1998, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board ( held during the period for which he has been a director) and (2) the total number of meetings of all committees of the Board on which he served (during the period that he served).

Directors'  Compensation

     Each non-employee director receives $1,000 per month from Companies in the Motor Club of America Group. Directors who are also employees do not receive any amount, in addition to their compensation, for being directors. Each member of the Executive Committee receives $4,000 per month from Companies in the Motor Club of America Group; and each non-employee member of the Audit and Finance Committees receives $250 per meeting.

Executive  Compensation  Tables

     The  following  tables  provide  information  about executive compensation.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information about the compensation of the chief executive officer and each of the four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries.

                                                                      LONG TERM
                                                                    COMPENSATION
                                               ANNUAL  COMPENSATION   AWARD (2)
                                               --------------------  ----------
             (A)                         (B)      (C)       (D)         (E)        (F)
                                                                    SECURITIES
                                                                    UNDERLYING   ALL OTHER
                                                                     OPTIONS/    COMPEN-
    NAMES AND PRINCIPAL                          SALARY   BONUS (1)  SAR'S (3)   SATION (4)
         POSITION                       YEAR      ($)        ($)         (#)        ($)
----------------------------          -------  ---------  ---------  ----------  --------
Stephen A. Gilbert ................     1998    170,962    121,000       7,500    15,010
  President and Chief                   1997    165,000    121,000      17,500    14,760
  Executive Officer                     1996    155,000     89,238           0     9,760

Patrick J. Haveron ................     1998    140,192    100,000       5,000     7,515
  Executive Vice President              1997    135,000    100,000      15,000     6,486
  and Chief Financial Officer           1996    105,000     73,119           0     5,240

Myron Rogow .......................     1998    130,962     42,435       2,500     7,422
  Vice President-                       1997    125,000     42,951       5,000     6,200
  Underwriting                          1996    125,000     30,000           0     6,200

Charles Pelosi ....................     1998     96,833     35,362       2,500     5,690
  Vice President-                       1997     92,135     35,792       5,000     5,224
  Information Services                  1996     92,135     25,000           0     5,224

G. Bruce Patterson ................     1998     84,230     38,900       2,500     4,661
  Vice President--                      1997     74,615     39,372       5,000     3,547
  Marketing and Administration          1996     70,000     27,500           0     3,803
-------------------

(1) Bonus amounts shown were earned with respect to the year indicated but were paid in the following year.
(2) The Company does not have a restricted stock award plan or a long term incentive award plan other than certain stock option plans.
(3) Amounts shown represent the number of stock options granted each year; there are no stock appreciation rights.
(4) Amounts shown include (a) Company contributions for the account of each named executive officer under the 401(k) Plan, a tax-qualified defined contribution plan open to all salaried employees of the Company and certain subsidiaries upon completion of one year of service, (b) the value of certain group life insurance premiums; and (c) in 1997 and 1998, for Mr. Gilbert and Mr. Haveron, contributions to a non-qualified deferred compensation plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options to the named executive officers of the Company in 1998. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (five years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price of the option does not appreciate, there will be no increase in the potential realizable value of the options granted.


                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF STOCK
                                                                                      PRICE APPRECIATION FOR
                             INDIVIDUAL  GRANTS                                             OPTION TERM
---------------------------------------------------------------------------------    ----------------------
       (A)                     (B)            (C)             (D)           (E)          (F)          (G)
                           NUMBER OF
                          SECURITIES
                          UNDERLYING      % OF TOTAL
                           OPTIONS/      OPTIONS/SAR'S      EXERCISE
                             SAR'S         GRANTED TO       OR BASE
                           GRANTED(1)     EMPLOYEES IN       PRICE     EXPIRATION
      NAME                   (#)          FISCAL YEAR      ($/SHARE)       DATE          5%           10%
------------------          ---------     -----------      ---------      -------      -------      -------
Stephen A. Gilbert ......    7,500               26.3          11.75      10/6/03      24,375       53,775
Patrick J. Haveron ......    5,000               17.5          11.75      10/6/03      16,250       35,850
Myron Rogow .............    2,500                8.8          11.75      10/6/03       8,125       17,925
Charles Pelosi ..........    2,500                8.8          11.75      10/6/03       8,125       17,925
G. Bruce Patterson ......    2,500                8.8          11.75      10/6/03       8,125       17,925

------------------
(1) Amounts shown represent the number of stock options granted in 1998; no stock appreciation rights ("SAR's) have ever been issued. Options may not be exercised for at least one year after grant and may then be exercised in installments of 25% of the grant amount each year until they are 100% vested. Payment must be made in full upon exercise in cash or such other consideration as is acceptable to the Stock Option Plan Committee.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION SAR VALUES

     The following table provides information as to options exercised by each of the named executive officers of the Company during 1998 and the value of options held by such officers at year end measured in terms of the closing price of the Company Common Stock on December 31, 1998.



        (A)                  (B)        (C)                 (D)                        (E)
                                                 NUMBER  OF  SECURITIES
                                                 UNDERLYING  UNEXERCISED      VALUE  OF  UNEXERCISED
                             SHARES              OPTIONS/SAR'S AT FISCAL    IN-THE-MONEY OPTION/SAR'S
                           ACQUIRED    VALUE         YEAR-END (1) (#)     AT FISCAL YEAR-END (1), (2) ($)
                         ON EXERCISE  REALIZED  -------------------------  ---------------------------
       NAME                  (#)        ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------         ------  -----------  ------------  -----------  -------------  ------------
Stephen A. Gilbert .....    7,500       93,750         4,375       20,625          6,836       39,727
Patrick J. Haveron .....    3,750       46,875         3,750       16,250          5,859       30,391
Myron Rogow ............    3,750       48,750         1,250        6,250          1,953       12,266
Charles Pelosi .........        0            0         1,250        6,250          1,953       12,266
G. Bruce Patterson .....    1,750       26,250         1,250        6,250          1,953       12,266

--------
(1)   No SAR's have ever been issued.
(2) The values shown equal the difference at December 31, 1998 between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

              LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     The Company does not maintain any Long Term Incentive Plans other than stock option plans previously disclosed.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth on the following page is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Center for Research in Security Prices at The University of Chicago Graduate School of Business (CRSP) Index for NASDAQ Stock Market (United States Companies) and the CRSP Index for NASDAQ Fire, Marine & Casualty Insurance for the period of five years commencing December 31, 1993 and ending December 31, 1998. The graph and table assume that $100 was invested on December 31, 1993 in each of the Company's Common Stock, the CRSP Index for the NASDAQ Stock Market (United States Companies) and the CRSP Index for the NASDAQ Fire, Marine & Casualty Insurance. This data was furnished by CRSP.

             Comparison of Five Year-Cumulative Total Years Returns

                              Performance Graph for

                              MOTOR CLUB OF AMERICA

  [The following data was represented by a line graph in the printed material]

--------------------------------------------------------------------------------
                                     Legend

CRSP Total Returns Index for:                   12/31/93    12/31/94    12/30/95   12/29/96    12/31/97    12/31/98
-----------------------------                   --------    --------    --------   --------    --------    --------
MOTOR CLUB OF AMERICA                            100.0        110.0       260.0      380.0       540.0       572.5
Nasdaq Stock Market (US Companies)               100.0         97.8       138.3      170.0       208.6       293.2
NASDAQ Stocks (SIC 6330-6339 US Companies)       100.0         96.3       135.0      146.3       222.3       189.5
 Fire, Marine, and Casualty Insurance

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.    The index level for all series was set to $100.0 on 12/31/93.

--------------------------------------------------------------------------------

                             Executive Compensation

Report of the Compensation and Evaluation Committee and Stock Option Plan Committee on Executive Compensation

     The Compensation and Evaluation Committee was charged by the Board of Directors with administering salaries and other compensation for executive officers. The Stock Option Plan Committee administers the Company's incentive stock option programs. For the purposes of insuring continuity in the application of the Company's compensation philosophy, both Committees (hereinafter referred to as the Committee) have identical membership, with Mr. Archer McWhorter also being a member of the Stock Option Plan Committee.

COMPENSATION  PHILOSOPHY

     There are several guiding principles of the Committee in performing its functions. The Company's compensation philosophy is to provide a competitive salary and other remuneration tied to Company performance against operating goals in order to attract and retain quality insurance executives. Stock options are provided to executives to offer additional incentive compensation commensurate with Company performance.

     The Committee believes this compensation philosophy properly balances its executives' incentives to provide short-term operating performance.

     The Company's continuing financial improvement is the preeminent concern of the Committee, and all compensation decisions derive from this concern.

COMPONENTS  OF  EXECUTIVE  COMPENSATION

     The Company's executive compensation program consists of: (i) an annual salary, (ii) a short-term incentive in the form of participation in the Annual Incentive Program and (iii) a long-term incentive in the form of stock options.

Salary

     The Committee believes the Company has attracted executive officers with talent and expertise which exceed the Company's current operating environment and market scope. Accordingly, these executive officers are paid an annual salary which is commensurate with their industry expertise, functional expertise and value in the insurance marketplace.

     Historically, many factors have been used to determine annual salary increases. Such factors include Company performance, the Company's operating plan and objectives thereunder, individual performance, Company performance in relation to the industry, and the regulatory environment in which the Company operates. In addition, exceptional performance by an individual, whether or not it has a direct impact on Company performance, is taken into account in setting salary increases.

     During recent years, the Company has in general employed a cap on the maximum increase any employee, including executive officers, may receive over the previous year's salary. The Company has utilized this strategy in order to control its expenses.

     In order to control expenses further and assist with the Company's financial recovery, the Committee eliminated all salary increases for calendar year 1993, including executive officers' salaries; for calendar years since 1994, the Committee eliminated or substantially limited salary increases for key and executive officers. The Committee does not believe these salary actions will be detrimental to the Company's long-term prospects. The Committee further believes that total compensation for executives and key officers should primarily be determined by Company performance and that the Annual Incentive Program (AIP) should be the featured additional remuneration component for these individuals, as opposed to salary.

Stock  Options

     Stock options are granted as a means of providing executive officers and key employees long term benefits and incentives from an improvement in Company share performance. The options are granted at the market value of the stock on the date of grant. Thus, the options gain value only to the extent the stock price exceeds the option price during the life of the option. Options are awarded in a manner which maintains the executive's focus on long-term share performance.

     Many of the principal competitors of the Company have adopted and now have in operation stock option plans. The plans are used as incentive devices by corporations which wish to attract new management, to convert their officers into "partners" by giving them a stake in the business, to retain the services of executives who might otherwise leave and to give their employees generally a more direct interest in the success of the corporation.

Annual  Incentive  Program

     The Company also offers an AIP which provides incentive compensation tied to the profitability of the Company against a performance factor which is derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee selected participants in the 1998 AIP who perform functions which directly affect the ability of the Company to meet its business and performance objectives.

     Under the 1998 AIP, because income before Federal income taxes for the year was within a specific range as compared to the performance factor, bonuses, adjusted to reflect individual performance, have been paid to participants, including executive officers, during 1999.

     The Committee reserves the right to withdraw the AIP in total or an executive's participation in the AIP at any time. The Committee has established an AIP for 1999 and its terms and performance factor are effective only for 1999.

     The 1999 AIP will offer incentive compensation tied to the profitability of the Company against a performance factor which is derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee will select participants in the 1999 AIP who perform functions which directly affect the ability of the Company to meet its business and performance objectives.

     Under the 1999 AIP, if income before Federal income taxes for the year is within a specific range as compared to the performance factor, bonuses, adjusted to reflect individual performance and the further expansion of the Company by merger or acquisition, will be paid during 2000. The executive officers named in the Summary Compensation Table are participating in the AIP in 1999.

Chief  Executive  Officer  Compensation

     The Committee evaluated the base compensation of Mr. Gilbert, the rewards of the AIP, and the long term incentive plan. It was determined that the total compensation received by the Chief Executive Officer was commensurate with similar officers within the insurance industry peer group as well his personal and Company performance on both a qualitative and quantitative basis.

     William  E.  Lobeck,  Jr.                        Alvin  E.  Swanner

   Compensation and Evaluation Committee Interlocks and Insider Participation

     William E. Lobeck, Jr. and Alvin E. Swanner, who are members of the Compensation and Evaluation Committee and the Stock Option Plan Committee, each was paid director's fees of $60,000 during 1998. There are no Compensation and Evaluation Committee interlocks.

Retirement  Plan  and  Certain  Transactions

     In  1954,  the  Company  established an Employees' Retirement Plan (Pension
Plan), which as amended covers employees with one year's service and provides annual retirement benefits based on salary and length of service to companies in the Motor Club of America Group. The Pension Plan was amended as of January 1992 to suspend benefit accruals. The trustees of the Pension Plan, which is non-contributory, are Robert S. Fried, Stephen A. Gilbert and Patrick J. Haveron.

     In order to fund Plan benefits, the trustees have purchased guaranteed investment group annuity contracts and United States Government obligations, and have placed funds with money managers who are investing these monies in a balanced relationship between equity and fixed-income securities.

     The annual Pension Plan benefits payable upon retirement at or after the normal retirement age of 65 consist of an amount equal to the sum as of January 1992 of:

     (a) 11/2% of the first $12,000 of an employee's average annual compensation plus 21/4% in excess of $12,000, multiplied by the employee's years of plan participation prior to January 15, 1983; and

     (b) For each plan year after January 15, 1983, 13/4% of the first $13,200 of the employee's annual compensation plus 23/4% in excess of $13,200.

     Early retirement is available at age 55 with 15 years of service. A participant's Pension Plan benefits become 100% vested after five years of service. Pension Plan amounts are not subject to deductions for Social Security benefits or other offset amounts.

     The following table sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company who are participants in the Pension Plan:

                                                   Latest
                                                Remuneration
                              Estimated  Annual   Covered by    Credited  Years
     Name                     Benefit at Age 65   the Plan (1)   of Service (1)
---------------------------- ------------------  -------------  --------------
Stephen A. Gilbert ........       $52,650       $175,000          24
Patrick J. Haveron ........         4,950         79,500           4
Myron Rogow ...............         9,500        113,950           4
Charles Pelosi ............        21,250         86,920          18
G. Bruce Patterson ........         5,125         76,766           4

----------
(1)   As of January 1992 when Pension Plan accruals were suspended.

Proposal  Relating  to  1999  Stock  Option  Plan

     The Board of Directors has approved, subject to the approval of the common stockholders, the 1999 Stock Option Plan under which options to purchase 100,000 shares of Common Stock of the Company may be granted to key executives, including certain officers. The Board of Directors is of the opinion that it would be in the Company's best interests if such options were granted. Many of the principal competitors of the Company have adopted and now have in operation stock option plans. The plans are used as incentive devices by corporations which wish to attract new management, to convert their officers into "partners" by giving them a stake in the business, to retain the services of executives who might otherwise leave and to give their employees generally a more direct interest in the success of the corporation.

     The complete text of the Plan is set out in Exhibit A, to which reference is made for a full description of such Plan. The essential features of the Plan are as follows:

     The option price is to be not less than the fair market value of the stock at the time of granting the option, as determined by the Stock Option Plan Committee. Each option granted under the Plan will be exercisable as determined by the Stock Option Plan Committee prior to grant. All options will expire when the holder terminates employment, except for a limited right to exercise options as permitted to such employees whose employment is terminated by reason of disability or retirement and to the estates of employees who die leaving unexercised options.

     The Plan is to be administered by the Stock Option Plan Committee. Presently there are no definite plans as to individuals to whom options will be granted, the number of shares to be called for by any option, the time or times when options will be granted or any other term or condition which under the Plan is within the discretionary authority of the Committee to fix with respect to any option.

     The Board of Directors may at any time amend, suspend or terminate the Plan with respect to any shares as to which options have not been granted.

     It is the present intention of the Company to grant these options as "incentive stock options" within the meaning of the Internal Revenue Code and add the proceeds received upon the exercise of any option to the general funds of the Company and to use them for general corporate purposes. No monetary consideration will be received for the granting of the options.

     Under the Internal Revenue Code, an optionee of incentive stock options does not realize any income for federal tax purposes until he disposes of the shares that he acquires upon exercising the options. The optionee will then be taxed on the difference between the amount realized on any sale or exchange of the shares and the market value of the shares on the date of exercise. The Company will not be entitled to any deduction with respect to these incentive stock options at any time.

     The closing sale price of the Common Stock of the Company in the NASDAQ Stock Market on April 15, 1999 was $13.81, as reported by NASDAQ.

     The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy is required for approval of this proposal. It is intended that the proxies solicited hereby will be voted for such approval unless the stockholder specifies otherwise. Management believes that approval of the 1999 Stock Option Plan is in the best interest of the stockholders and recommends a vote FOR this proposal.

Proposal  Relating  to  Amendment  of  Certificate  of  Incorporation

     The Board of Directors has approved, subject to the approval of the common stockholders, an amendment to Article FOURTH of the Restated and Amended
Certificate of Incorporation of the Company, to add 10,000,000 shares of undesignated preferred stock to the shares of capital stock the Company is authorized to issue

     The Board of Directors is of the opinion that authorizing 10,000,000 shares of undesignated preferred stock would be in the Company's best interests. An increasing number of public and private companies have amended their certificates of incorporation to authorize undesignated preferred stock, because it is a highly flexible type of equity security that can be issued in any number of series, each having its own, unique rights and preferences that are "tailored" by the Board of Directors to meet specific transactional requirements. For this reason, undesignated preferred stock has become favored and widely used in a broad range of capital-raising and acquisition transactions

     Article  FOURTH  of  the  Company's  Restated  and  Amended  Certificate of
Incorporation  would  be  amended  to  read  as  follows:

 "FOURTH: The aggregate number of shares which the Company shall have the authority to issue is 20,000,000 shares in the amounts and classes set forth below:

                                           NUMBER OF
     CLASSIFICATION                         SHARES             PAR  VALUE
------------------------------            ----------     ----------------------
Common  Stock .........................   10,000,000     $.50  per  share
Undesignated  Preferred  Stock ........   10,000,000     Each without par value

A.  GENERAL

     The shares of Common Stock, and the shares of Undesignated Preferred Stock may be issued for any purpose and for such consideration as may be fixed from time to time by the Board of Directors of the Company without further approval of the shareholders of the Company, except as otherwise provided in the Certificate of Incorporation or as otherwise required by law. Upon payment in full of such consideration any and all such shares so issued shall be deemed fully paid and non-assessable.

B.  UNDESIGNATED  PREFERRED  STOCK

     The Board of Directors is expressly authorized to provide in its sole discretion for the issuance of all or any part of the shares of the Undesignated Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited or fractional, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation, including, without limitation (i) whether such shares shall be redeemable, and, if so, the terms and conditions of such redemption, whether for cash, property or rights, including securities of any other corporation, and whether at the option of either the Company or the holder or both, including the date or dates or the event or events upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (ii) whether such shares shall be entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) the rights of such shares in the event of voluntary or involuntary liquidation, dissolution or winding up the Company, and the relative rights of priority, if any, of payment of such shares; (iv) whether such shares shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes of capital stock, whether at the option of either the Company or the holder or both, and, if so, the terms and conditions of such conversion, including provisions for adjustments of the conversion rate in such event as the Board of Directors shall determine; (v) whether the class or series shall have a sinking fund for the redemption or purchase of such shares, and, if so, the terms and amount of such sinking funds; (vi) provisions, if any, as to any other voting, optional, and/or special or relative rights, preferences, limitations, or restrictions; and (vii) the number of shares and designation of such class or series."

Other  Business

     The management of the Company knows of no other matters which may be presented at the meeting. However, if any matter not now known should come before the meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes, will vote the shares represented by them in accordance with their judgment on such matter.

Financial  Statements  Available

     A copy of the Annual Report of the Company for 1998, which contains financial statements audited by the Company's independent public accountants, is being sent to all stockholders with this proxy statement.

     A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, 95 ROUTE 17 SOUTH, PARAMUS, NEW JERSEY 07653-0931.

Relationship  with  Independent  Public  Accountants

     The Board of Directors has selected the firm of PricewaterhouseCoopers L.L.P. as the Company's principal independent public accountant for the year of 1999. One or more members of this firm will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer questions that may be asked by stockholders.

Proposals  of  Stockholders

     In order for proposals of stockholders to be included in the proxy materials for the 2000 Annual Meeting of Stockholders, such proposals must be received by the Secretary of the Company no later than January 7, 2000.

     A proposal of stockholders not included in the proxy material for the 2000 Annual Meeting of Stockholders can be presented to that Annual Meeting by other means. However, if notice of a proposal is not given to the Secretary of the Company on or before March 22, 2000, the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on the matter, without any specific or further instructions of the stockholders whose proxies they hold.

Cost  of  Solicitation

     The costs of the meeting, including the solicitation of proxies, will be borne by the Company. Proxies will be solicited by mail, and may also be solicited, without extra compensation, by certain directors, officers and regular employees of the Company, by mail, telephone, telegraph, telecopy or personally. Arrangement will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

     If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive not later than June 8, 1999. Any proxy not received by that date may arrive too late to be voted at the meeting.

                               By Order of the  Board of  Directors

                                     Peter  K.  Barbano,
                                         Secretary

Dated:  Paramus, New Jersey
        May 6, 1999

                                    EXHIBIT A

                              MOTOR CLUB OF AMERICA
                             1999 STOCK OPTION PLAN

1.  Name  and  Effective  Date

     The  name  of this plan is the Motor Club of America 1999 Stock Option Plan
(Plan).  The  effective  date  of the Plan is upon approval by the shareholders.

2.  Sponsor

     The  sponsor  of  the  Plan  is  Motor  Club  of  America  (Company).

3.  Purpose

     The purpose of the Plan is to permit the Company to offer incentives to key executives employed by it and its subsidiaries and affiliates through the grant to them of options to purchase the common stock of the Company, and to motivate such key executives to exert their best efforts on behalf of the Company.

4.  Shares  Subject  to  the  Plan

     Options may be granted by the Company from time to time to key executives to purchase an aggregate of one hundred thousand (100,000) shares of common stock, and such amount of shares shall be reserved for options granted under the Plan (subject to adjustment as provided at subparagraph 7(h), below). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares, or shares held by the Company in its treasury. If any option granted under the Plan shall terminate or expire, new options may be granted thereafter covering such shares.

5.  Administration  of  the  Plan

     The Plan shall be administered by a Stock Option Plan Committee (Committee) duly appointed by the Board of Directors of the Company (Board). The Committee shall interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable to cause the Plan to operate in an effective manner. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

6.  Grant  of  Options

     From time to time as it may determine, the Committee shall designate those key executives of the Company to whom a grant of options is to be made. Such individuals shall be participants in the Plan. At the time of making each grant, the Committee shall also designate (i) the number of shares of common stock to be covered by each option, (ii) the time or times when each option (or part thereof) shall be first exercisable, and (iii) the day upon which, if an option shall not have been exercised, it shall lapse and be null and void.

7.  Terms  and  Conditions  of  Options

     Each option granted under the Plan shall be evidenced by an Agreement, in a form approved by the Committee. Such Agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall deem appropriate.

     a)  Option  Period

     Each option Agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period.

     b)  Option  Price

     The Option price per share shall be specified by the Committee at the time each option is granted. Such price shall be the closing sale price of one share of common stock on the date of the grant.

     c)  Exercise  Date

     The Committee shall establish the date upon which each option, or any part thereof, may be first exercised. Such date may be immediately upon the grant of such option, or may be delayed until the participant has remained in the employ of the Company or a subsidiary of affiliate for a continuous period after the date of grant as shall be determined by the Committee.

     d)  Payment  of  Option  Price  Upon  Exercise

     Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise in (i) cash, (ii) shares of the Company's common stock then owned by the participant having a fair market value equal to such option price, (iii) a combination of (i) and (ii), or (iv) such other consideration as the Committee in its sole discretion deems appropriate. The option may also provide that to the extent the participant pays all or part of the exercise price in the Company's common stock, the participant may employ a cashless exercise procedure through a broker-dealer, under such terms and conditions as the Committee in its sole discretion may determine.

     e)  Exercise  in  the  Event  of  Death  or  Termination

     If a participant's employment is terminated because of his physical or mental disability or because he retires or dies, his options may be exercised, to the extent that he would have been entitled to do so on the date of such termination, by the participant if living, or if not by the person or persons to whom the right to exercise such options shall pass by operation of the participant's will or, if no person has such right, by his executors or administrators. Such exercise shall be made within three months from the date of termination.

     If a participant voluntarily resigns from the Company, or is terminated by the Company, options held by him shall lapse and be of no further force or effect.

     f)  Nontransferability

     No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the participant, an option shall be executed only by him.

     g)  Investment  Representation-Resale  Limitation

     Each option agreement shall provide that, as a condition for the making of an option grant to any participant in the Plan, the participant shall deliver to the Board at the time of the exercise of any option (in whole or in part) a written representation that the shares being acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Any shares delivered to a participant upon exercise of an option shall bear a legend limiting the transferability of such shares as provided by such representation.

     h)  Adjustments

     In the event of a change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of such share or similar event, the number and kind of share which shall be covered by the Plan, and the number and kind of shares subject to outstanding options, along with the option price attaching to such shares, may be appropriately adjusted consistent with such change in a manner to be determined by the Committee to prevent substantial dilution or enlargement of the rights granted to, or available to, participants in the Plan.

8.  No  Rights  as  Shareholder

     No participant shall have any rights as a shareholder with respect to any shares to an option held by him prior to the date of issuance to him of a certificate or certificates for such shares.

9.  No  Right  to  Continued  Services

     Neither the existence of the Plan, nor any option held under the Plan shall grant to any person any right with respect to continued service with the Company or any subsidiary or affiliate thereof, nor shall they interfere in any way with the right of the Company or a subsidiary or affiliate thereof to terminate such service at any time.

10.  Legal  Compliance

     The Plan and the grant of options thereunder, and the obligation of the Company to deliver shares upon exercise of options, shall be subject to approval of this Plan by the stockholders of the Company at the next annual meeting of stockholders and to all applicable federal, state or local laws, regulations and rules and to such approvals of competent government agencies as may, in the opinion of the Committee, be required.

11.  Amendment  and  Termination

     The Board may from time to time amend, suspend or terminate the Plan provided, however, that subject to the provisions of Subparagraph 7 (h), above, no such amendment, suspension or terminate shall alter or impair any option previously granted to any participant in the Plan, without such participant's written agreement.

                          [MOTOR CLUB OF AMERICA LOGO]
                         ANNUAL MEETING OF STOCKHOLDERS
                          MARRIOTT AT GLENPOINTE HOTEL
                           200 FRANK W. BURR BOULEVARD
                               TEANECK, NEW JERSEY
                                  JUNE 9, 1999
                                   10:00 A. M.












                               FOLD AND DETACH HERE
--------------------------------------------------------------------------------
                              MOTOR CLUB OF AMERICA

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HEAL JUNE 9, 1999
PROXY: ARCHER McWHORTER, ALVIN E. SWANNER, WILLIAM E. LOBECK, JR. AND STEPHEN A. GILBERT, and each of them are hereby appointed as attorneys and proxies, with full power of substitution, to represent and to vote all stock of MOTOR CLUB OF AMERICA (the Company) in the name of the undersigned, as fully and effectively as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company, to be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on June 9, 1999 at 10 o'clock A.M. (New Jersey Time), and at any adjournment thereof, upon the matters set forth in the Proxy Statement, which has been received by the undersigned, as indicated on the reverse side hereof, and in their discretion in the transaction of such other business as may properly come before the meeting or any adjournment thereof.

1.   Election  of  directors  (Mark  Only  One  Box).
     Nominees: A. McWhorter, S.A. Gilbert, R.S. Fried, M. Galatin, W.E. Lobeck, Jr., A.E. Swanner, P.J. Haveron, A. McWhorter, Jr.
     [ ]  Vote  FOR  all  nominees  listed above and
     recommended by the Board of Directors, EXCEPT        [ ] Vote WITHHELD
     vote withheld from the following nominees (if any):  from  all nominees.

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(PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENVELOPE
                                    PROVIDED)

                              MOTOR CLUB OF AMERICA
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IF  NO  INDICATION  IS  MADE,  THE  PROXIES  SHALL  VOTE FOR THE ELECTION OF THE
DIRECTORS  NOMINEES  AND  FOR  PROPOSALS  2  AND  3.
(INSTRUCTION: To withhold authority to vote for any individual nominee listed on the reverse side hereof, write that nominee name on the line provided below.)

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2.  Approval  of  the  1999  Stock  Option  Plan
          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN
3.  Approval  of  Amendment  of  Certificate  of  Incorporation
          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN
4. In their discretion, the proxies are authorized to vote upon any other business that may come before the meeting or any adjournment thereof.

                                 Please sign here personally, exactly as your name appears hereon. Joint owners must both sign.

                                 DATED______________________________________1999

                                 SIGNED_________________________________________

                                 SIGNED_________________________________________